Exhibit 99.1

NEWS RELEASE
CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS RECORD FIRST QUARTER SALES

LOS ANGELES, CA – August 9, 2022 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2023 first quarter ended June 30, 2022 – reflecting strong demand after a modest start, with momentum building in May and June.

Fiscal 2023 First Quarter Highlights

•	Net sales reached a fiscal first quarter record of $164.0 million, an increase of $15.0 million, or 10.0 percent year over year.

•	Gross profit was $30.3 million, an increase of $6.7 million, or 28.6 percent year over year.

•	Operating expenses were impacted by non-cash foreign currency exchange fluctuations of approximately $820,000 compared with the prior year.

•	Results were impacted by $3.0 million of increased interest expenses, primarily due to higher interest rates related to participation in the accounts receivable discount programs offered by customers.

•
Results were also impacted by $0.22 per share of non-cash items, and $0.15 per share of other items, primarily due to continuing, though diminishing, transitory costs related to supply chain disruptions.

•	EBITDA (defined below) was $10.5 million, which was impacted by $5.5 million of non-cash items and $3.7 million of other items, primarily due to transitory costs.

Fiscal 2023 Considerations

•
Future margin expansion expected from additional price increases in the fiscal second quarter; anticipated improved operating efficiencies as brake-related product volume increases and fixed cost leveraging opportunities are enhanced.

•
Cash flow improvement expected as the new fiscal year gains momentum; strategic inventory build in fiscal 2022 is expected to benefit from previously announced top-line sales targets across all product lines.

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Motorcar Parts of America, Inc.
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“We reported record sales for a fiscal first quarter, which supports our optimism as we start a new fiscal year – supported by strong demand for replacement parts and tailwinds from an aging car fleet.  Our emerging brake-related products -- including brake calipers and in particular pads and rotors, which we formally launched this quarter, are experiencing strong demand. Our investments are bearing fruit and we are well-positioned to capitalize on the company’s leadership position within the retail and traditional markets,” said Selwyn Joffe, chairman, president, and chief executive officer.

Net sales for the fiscal 2023 first quarter increased $15.0 million, or 10.0 percent, to $164.0 million from $149.0 million in the prior-year period.

Net loss for the fiscal 2023 first quarter was $175,000, or $0.01 per share, compared with net income of $861,000, or $0.04 per diluted share, a year ago -- impacted by approximately $4.2 million, or $0.22 per share, of non-cash items, including a non-cash loss of $678,000, or $0.04 per share on a pre-tax basis, for the foreign exchange impact of lease liabilities and forward contracts, as detailed in Exhibit 1. The company also was impacted by approximately $2.8 million, or $0.15 per share, of other costs, primarily transitory costs related to supply chain disruptions.  Results for the fiscal first quarter were also impacted by $3.0 million of higher interest expenses compared with the prior year.

Prior-year net income of $861,000, or $0.04 per diluted share, was impacted by approximately $2.0 million, or $0.10 per diluted share, of non-cash items, including a non-cash gain of $2.5 million, or $0.13 per diluted share on a pre-tax basis, for the foreign exchange impact of lease liabilities and forward contracts, as detailed in Exhibit 1. The company also was impacted by approximately $5.6 million, or $0.29 per share, of other costs, primarily transitory costs related to supply chain disruptions for the prior year.

Gross profit for the fiscal 2023 first quarter increased $6.7 million, or 28.6 percent, to $30.3 million from $23.6 million a year earlier. Gross profit as a percentage of net sales for the fiscal 2023 first quarter was 18.5 percent compared with 15.8 percent a year earlier. Gross margin for the fiscal 2023 first quarter was impacted by 2.2 percent by the aforementioned non-cash items and 1.6 percent by the transitory supply chain disruptions, as detailed in Exhibit 2.  In addition to the items mentioned above, gross margin for the fiscal first quarter was further impacted by inflationary costs and new product line growth initiatives.

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Motorcar Parts of America, Inc.
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Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888)-440-5584 (domestic) or (646)-960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on August 9, 2022 through 8:59 p.m. Pacific time on August 16, 2022 by calling (800)-770-2030 (domestic) or (647)-362-9199 (international) and using access code: 1545314.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2022 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	June 30,
	2022	2021

Net sales	$163,985,000	$149,034,000
Cost of goods sold	133,683,000	125,463,000
Gross profit	30,302,000	23,571,000
Operating expenses:
General and administrative	13,634,000	12,486,000
Sales and marketing	5,542,000	5,368,000
Research and development	3,113,000	2,501,000
Foreign exchange impact of lease liabilities and forward contracts	678,000	(2,533,000)
Total operating expenses	22,967,000	17,822,000
Operating income	7,335,000	5,749,000
Interest expense, net	6,921,000	3,941,000
Income before income tax expense	414,000	1,808,000
Income tax expense	589,000	947,000

Net (loss) income	$(175,000)	$861,000
Basic net (loss) income per share	$(0.01)	$0.05
Diluted net (loss) income per share	$(0.01)	$0.04
Weighted average number of shares outstanding:
Basic	19,123,354	19,054,481
Diluted	19,123,354	19,659,057

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2022	March 31, 2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$9,217,000	$23,016,000
Short-term investments	1,995,000	2,202,000
Accounts receivable — net	73,030,000	85,075,000
Inventory	405,205,000	385,504,000
Contract assets	27,783,000	27,500,000
Prepaid expenses and other current assets	11,705,000	13,688,000
Total current assets	528,935,000	536,985,000
Plant and equipment — net	49,384,000	51,062,000
Operating lease assets	80,157,000	81,997,000
Long-term deferred income taxes	27,046,000	26,982,000
Long-term contract assets	306,953,000	310,255,000
Goodwill and intangible assets — net	6,548,000	7,004,000
Other assets	1,403,000	1,413,000
TOTAL ASSETS	$1,000,426,000	$1,015,698,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$173,818,000	$168,435,000
Customer finished goods returns accrual	28,793,000	38,086,000
Contract liabilities	43,645,000	42,496,000
Revolving loan	146,000,000	155,000,000
Other current liabilities	11,279,000	11,930,000
Operating lease liabilities	6,653,000	6,788,000
Current portion of term loan	3,670,000	3,670,000
Total current liabilities	413,858,000	426,405,000
Term loan, less current portion	12,097,000	13,024,000
Long-term contract liabilities	173,045,000	172,764,000
Long-term deferred income taxes	121,000	126,000
Long-term operating lease liabilities	79,552,000	80,803,000
Other liabilities	6,987,000	7,313,000
Total liabilities	685,660,000	700,435,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,214,978 and 19,104,751 shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively	192,000	191,000
Additional paid-in capital	227,729,000	227,184,000
Retained earnings	92,779,000	92,954,000
Accumulated other comprehensive loss	(5,934,000)	(5,066,000)
Total shareholders' equity	314,766,000	315,263,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,000,426,000	$1,015,698,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three months ended June 30, 2022 and 2021. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business.However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended June 30, 2022 and 2021	Exhibit 1

	Three Months Ended June 30,
	2022		2021
	$	Per Share	$	Per Share
GAAP net (loss) income	$(175,000)	$(0.01)	$861,000	$0.04

Non-cash items impacting net (loss) income
Core and finished goods premium amortization	$3,044,000	$0.16	$2,677,000	$0.14
Revaluation - cores on customers' shelves	572,000	0.03	984,000	0.05
Share-based compensation expenses and earn-out accruals	1,249,000	0.07	1,543,000	0.08
Foreign exchange impact of lease liabilities and forward contracts	678,000	0.04	(2,533,000)	(0.13)
Tax effect (a)	(1,386,000)	(0.07)	(668,000)	(0.03)
Total non-cash items impacting net (loss) income	$4,157,000	$0.22	$2,003,000	$0.10

Cash items impacting net (loss) income
Supply chain disruptions and related costs (b)	$3,094,000	$0.16	$5,297,000	$0.27
New product line start-up costs and transition expenses, and severance (c)	618,000	0.03	2,183,000	0.11
Tax effect (a)	(928,000)	(0.05)	(1,870,000)	(0.10)
Total cash items impacting net (loss) income	$2,784,000	$0.15	$5,610,000	$0.29

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the three-months ended June 30, 2022, consists of $2,548,000 impacting gross profit and $546,000 included in operating expenses.
For the three-months ended June 30, 2021, consists of of $4,761,000 impacting gross profit and $536,000 included in operating expenses.
(c) For the three-months ended June 30, 2022, consists of $618,000 included in operating expenses.
For the three-months ended June 30, 2021, consists of $1,947,000 included in cost of goods sold and $236,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended June 30, 2022 and 2021	Exhibit 2

	Three Months Ended June 30,
	2022		2021
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$30,302,000	18.5%	$23,571,000	15.8%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$3,044,000	1.9%	$2,677,000	1.8%
Revaluation - cores on customers' shelves	572,000	0.3%	984,000	0.7%
Total non-cash items impacting gross profit	$3,616,000	2.2%	$3,661,000	2.5%

Cash items impacting gross profit
Supply chain disruptions and related costs	$2,548,000	1.6%	$4,761,000	3.2%
New product line start-up costs and transition expenses	-	-	1,947,000	1.3%
Total cash items impacting gross profit	$2,548,000	1.6%	$6,708,000	4.5%

Items Impacting EBITDA for the Three Months Ended June 30, 2022 and 2021	Exhibit 3

	Three Months Ended June 30,
	2022	2021
GAAP net (loss) income	$(175,000)	$861,000
Interest expense, net	6,921,000	3,941,000
Income tax expense	589,000	947,000
Depreciation and amortization	3,124,000	3,145,000
EBITDA	$10,459,000	$8,894,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$3,044,000	$2,677,000
Revaluation - cores on customers' shelves	572,000	984,000
Share-based compensation expenses and earn-out accruals	1,249,000	1,543,000
Foreign exchange impact of lease liabilities and forward contracts	678,000	(2,533,000)
Total non-cash items impacting EBITDA	$5,543,000	$2,671,000

Cash items impacting EBITDA
Supply chain disruptions and related costs	$3,094,000	$5,297,000
New product line start-up costs and transition expenses, and severance (a)	618,000	2,016,000
Total cash items impacting EBITDA	$3,712,000	$7,313,000

(a) Excludes depreciation, which is included in the depreciation and amortization line item.